Exhibit 99.4
                                                                    ------------

                               Nos. 02-5132, -5137

             UNITED STATES COURT OF APPEALS FOR THE FEDERAL CIRCUIT

                          -----------------------------

                         BANK UNITED, BANK UNITED CORP.,
                           AND HYPERION PARTNERS L.P.,

                                          Plaintiffs-Appellants,

                                          v.

                                 UNITED STATES,

                                          Defendant-Cross Appellant.

                          -----------------------------

             Appeals from the United States Court of Federal Claims
                                  in 95-CV-473,
              Judge James T. Turner and Senior Judge Loren A. Smith

                        --------------------------------
                            MOTION FOR LEAVE TO FILE
                   GOVERNMENT MOTIONS AND APPELLANTS' RESPONSE
                          AS SUPPLEMENT TO APPELLANTS'
                         PETITION FOR REHEARING EN BANC
                        --------------------------------


         Plaintiffs-Appellants ("Plaintiffs") hereby request leave to file, as a supplement to their pending Petition for Rehearing En Banc filed November 5, 2003 ("En Banc Petition"),(4) the following papers filed with the Court after the filing of Plaintiffs' En Banc Petition:

       1. Defendant-Cross Appellant's Motion for Reissuance of a Nonprecedential Opinion as a Precedential Disposition and Motion for Relief from the Notification Requirement of this Court's Rule 47.6(c), which were filed on November 21, 2003 ("US Motions"), attached as Exhibit A, and

       2. Appellants' Response to the US Motions, which was filed on December 1, 2003 ("Response"), attached as Exhibit B.


--------------
(4) Plaintiffs' En Banc Petition is combined with a petition for panel rehearing pursuant to Federal Circuit Rule 35(d).

         Plaintiffs seek leave to file these papers as a supplement to their En Banc Petition to ensure that the papers are available to the full Court in connection with the full Court's consideration of the En Banc Petition. In particular, the papers bear on the statement of Plaintiffs' counsel under Federal Circuit Rule 35(b)(2) that this appeal requires an answer to the following precedent-setting question of exceptional importance: What is the proper application of the expectancy damages standard recognized in LaSalle where the supplier of equity capital in mitigation of a Winstar breach is itself a party to the breached contract and is seeking its expectancy damages?

En Banc Petition at 1 (emphasis in original). See US Motions at 3-4 ("This is the first appellate decision to apply these basic principles to a claim for a return of plaintiffs' invested capital and to a claim for a foregone return upon that capital."). More generally, the US Motions repeatedly confirm the importance of the issues in this appeal to "the multitude of pending Winstar-related cases." Id. at 2.

         Counsel for the government has indicated that the government may object and may file a response, pending its review of this motion.

         Plaintiffs' Certificate of Interest is attached.


                                                        Respectfully submitted,


                                                        ------------------------
OF COUNSEL                                              Walter B. Stuart
John D. Taurman                                         VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.                                  1001 Fannin, Suite 2300
1455 Pennsylvania Avenue, N.W.                          Houston, Texas  77002
Suite 600                                               (713) 758-1086
Washington, DC  20004
(202) 639-6650                                          COUNSEL OF RECORD FOR
                                                        APPELLANTS
David T. Hedges, Jr.
Michael C. Holmes
VINSON & ELKINS L.L.P.
1001 Fannin, Suite 2300

Houston, Texas  77002-6760
(713) 758-2676

December 1, 2003

                             CERTIFICATE OF INTEREST

         1. The full name of every party or amicus represented by counsel for Appellants is: Bank United, Bank United Corp., and Hyperion Partners L.P.

         2. The name of the real party in interest (if the party named in the caption is not the real party in interest) represented by counsel for Appellants is: Washington Mutual, Inc. is a real party in interest. Hyperion Ventures L.P., the general partner of Hyperion Partners L.P., may be considered a real party in interest. Publicly-held companies that are limited partners of, or affiliates of limited partners of, Hyperion Partners L.P. and therefore may be considered real parties in interest are AXA Group, Prudential Financial Inc., American International Group, Inc., and Masco Corp. In addition, the Bank United Corp. Litigation Contingent Payment Rights Trust may also be considered a real party in interest.

         3. All parent corporations and publicly-held companies that own 10 percent or more of the stock of the party or amicus curiae represented by counsel for Appellants are: Bank United and Bank United Corp. are part of Washington Mutual, Inc. Limited partners who contributed ten percent or more of the capital commitments to Hyperion Partners L.P. and are publicly-held companies are Prudential Financial Inc. and American International Group.

         4. The names of all law firms and partners or associates that appeared for the party or amicus now represented by counsel for Appellants in the trial court or are expected to appear in this court are:

         a. Appearing in the trial court and expected to appear on appeal:

                  Vinson & Elkins L.L.P.
                         Walter B. Stuart IV
                         John D. Taurman
                         David T. Hedges, Jr.
                         Michael C. Holmes

         b. Appearing in the trial court only:

                  Vinson & Elkins L.L.P.
                         Ky P. Ewing, Jr.
                         Alden L. Atkins
                         Karen B. Jewell
                         James A. Reeder, Jr.
                         Tegan M. Flynn
                         Joseph E. Hunsader
                         Fred I. Williams

                  Professor E. Allan Farnsworth,
                  Columbia Law School.

                                    EXHIBIT A

                                    EXHIBIT B

                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that on this _____ day of December 2003, I caused a copy of Appellants' Motion for Leave to File Government Motions and Appellants' Response as Supplement to Appellants' Petition for Rehearing En Banc to be served by mail upon:

         David M. Cohen, Esq.

         Jeanne E. Davidson, Esq.

         John J. Hoffman, Esq.

         Commercial Litigation Branch

         Civil Division

         Department of Justice

         Attn:  Classification Unit, 8th Floor

         1100 L Street, N.W.

         Washington, D.C.  20530


                                                        ------------------------
                                                        John D. Taurman